Exhibit 10.2

FIRST AMENDMENT TO LEASE AGREEMENT

This FIRST AMENDMENT TO LEASE AGREEMENT is effective January 14, 2005, by and between AGF VALLEY VIEW, LTD., a Texas limited partnership (“Landlord”) and MONITRONICS INTERNATIONAL, INC., a Texas corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into a Lease Agreement dated May 3, 2004 (the “Lease”). Pursuant to the Lease, Tenant has leased the Premises (defined in the Lease).

B. Tenant has exercised its option to lease additional space pursuant to paragraphs 1 and 2 of Rider No. 102 to the Lease.

C. Landlord and Tenant wish to amend the Lease as set forth herein.

NOW, THEREFORE, for valuable consideration, the parties agree as follows:

1. Terms defined in the Lease have the same meaning when used in this Agreement, unless a different definition is given.

2. Effective June 1, 2005 (the “Expansion Effective Date”), the Premises described in the Lease is amended to add (i) Suite 100 located on the first floor of the Building, containing approximately 19,306 square feet of Rentable Area, and shown on the floor plan attached hereto as Exhibit “A-1,” (ii) Suite 200 located on the second floor of the Building, containing approximately 11,481 square feet of Rentable Area, and shown on the floor plan attached hereto as Exhibit “A-2,” and (iii) Suite 500 located on the fifth floor of the Building, containing approximately 15,879 square feet of Rentable Area, and shown on the floor plan attached hereto as Exhibit “A-2.” The areas added to the Premises pursuant to this paragraph are referred to as the “Expansion Space.” All references in the Lease to the Premises include the Expansion Space from and after the Expansion Effective Date. The Expansion Space contains approximately 46,666 square feet of Rentable Space and the Premises, after adding the Expansion Space, contains 94,303 square feet of Rentable Space.

3. Effective the thirtieth (30th) day after Landlord’s lease with the existing tenant of Suite 250 terminates and the existing tenant has vacated Suite 250 (the “Suite 250 Effective Date”), the Premises described in the Lease and in paragraph 2 of this Amendment is amended to add Suite 250 located on the second floor of the Building, containing approximately 4,398 square feet of Rentable Area (“Suite 250”), and shown on the floor plan attached hereto as Exhibit “A-4”. Tenant has Landlord’s permission to negotiate an early termination of the existing tenant’s lease on terms that do not require payments to such tenant from Landlord. Tenant acknowledges that Landlord does not have the right to cause the early termination of such tenant’s lease.

4. Until the Expansion Effective Date, Base Rental remains as set forth in the Lease. Commencing on the Expansion Effective Date, Base Rental for the Premises is increased (because of the addition of the Expansion Space) to be as follows:

From the Expansion Effective Date until November 30, 2005	$54,460.00 per month

From December 1, 2005 until May 31, 2006	$108,920.00 per month

From June 1, 2006 until May 31, 2007	$114,736.00 per month

From June 1, 2007 until May 31, 2008	$115,522.00 per month

From June 1, 2008 until May 31, 2009	$117,093.00 per month

From June 1, 2009 until May 31, 2010	$117,879.00 per month

From June 1, 2010 until May 31, 2011	$118,744.00 per month

From June 1, 2011 until May 31, 2012	$119,058.00 per month

From June 1, 2012 until May 31, 2013	$119,844.00 per month

From June 1, 2013 until May 31, 2014	$120,237.00 per month

From June 1, 2014 until May 31, 2015	$121,416.00 per month

5. Landlord shall give Tenant an Allowance for the Expansion Space of $466,666.00 (which is based upon $10.00 per square foot of Rentable Space in the Expansion Space) Improvements in the Expansion Space and payment of the Allowance shall be made in accordance with the Leasehold Improvements Agreement attached as Exhibit D to the Lease. Tenant may use no more than $75,000.00 of the Allowance to pay moving expenses. For purposes of improvements to the Expansion Space, the Submission Dates for proposed space plans and proposed working drawings, respectively, are February 1, 2005 and March 1, 2005.

6. Base Rental for Suite 250 is as set forth in this paragraph 5 with respect to the periods of time following the date hereof. If and when Suite 250 becomes a part of the Premises, Tenant shall pay Base Rental for Suite 250 beginning at the rate that is effective as of such date and continuing at the ensuing rates until the end of the Lease Term.

From the date hereof until May 31, 2011	$5,497.50 per month

From June 1, 2011 until May 31, 2012	$5,497.50 per month

From June 1, 2012 until May 31, 2013	$5,889.66 per month

From June 1, 2013 until May 31, 2014	$6,094.90 per month

From June 1, 2014 until May 31, 2015	$6,307.47 per month

7. If and when Suite 250 becomes part of the Premises, Landlord shall give Tenant an Allowance for Suite 250 equal to $10.00 per square foot of Rentable Area in Suite 250, if it becomes part of the Premises before May 31, 2005, and thereafter in an amount equal to $10.00 per square foot of Rentable Area in Suite 250 multiplied by a fraction, the numerator of which is the number of months from the date Suite 250 becomes part of the Premises until May 31, 2015 and the denominator of which is 120. Improvements in Suite 250 and payment of the Allowance shall be made in accordance with the Leasehold Improvements Agreement attached as Exhibit D to the Lease. For purposes of improvements to Suite 250, the Submission Dates for proposed space plans and proposed working drawings are the date Suite 250 becomes part of the Premises.

8. Tenant acknowledges that the Base Rental remains subject to increase pursuant to paragraph 2(f) of the Lease if the Parking Structure is constructed pursuant thereto.

9. Effective as of the Expansion Effective Date, Paragraph 1 of Exhibit C to the Lease is amended in its entirety to read as follows:

“1. At all times during the Lease Term, and conditioned upon the Lease being in full force and effect and there being no event of default then existing under this Lease as defined in Paragraph 26 of this Lease, and subject to Tenant’s right to require Landlord to construct the Parking Structure and provide additional parking spaces pursuant to paragraph 2(f) of this Lease and Landlord’s potential right during the construction period to be excused from providing spaces if Tenant elects to have the Parking Structure constructed, Landlord hereby agrees to make available to Tenant all of the existing parking spaces at the Building (including all of the parking under the canopy) except (i) handicapped parking, as required by applicable ordinances, and visitor spaces existing on June 1, 2005, which Tenant shall share with the existing tenant of Suite 250 and (ii) fourteen parking spaces to be used exclusively by the existing tenant of Suite 250. Included in the number of spaces Tenant may use are all of the spaces under an existing 12-space canopy; however, if, for any reason such canopy structure is removed or may no longer be used, Tenant is no longer entitled to such reserved spaces (although that will not reduce the number of total spaces to which Tenant is entitled). If Landlord constructs the Parking Structure, upon Substantial Completion thereof, in addition to the existing parking spaces under this Exhibit, Tenant shall be entitled to the number of parking spaces therein that Tenant requested Landlord to construct.”

10. Effective as of the Expansion Effective Date, the first sentence of Paragraph 2 of Exhibit C to the Lease is amended by deleting “191.”

11. Attached as Exhibit “B” is a list of furniture, fixtures, and equipment currently located in the Expansion Space. Effective as of the Expansion Effective Date, Tenant has the right to use any of such furniture, fixtures, and equipment currently located in the Expansion Space, but Landlord makes no representation or warranty (except that Landlord warrants it owns such items) with respect to the existence, quantity, quality, fitness for particular use, or merchantability of any such items, and Tenant accepts such items as-is and in their current condition. Tenant may repair and replace such furniture, fixtures, and equipment. Upon termination of this Lease, such furniture, fixtures, and equipment shall be surrendered to Landlord in the same condition as they were delivered to Tenant, reasonable wear and tear excepted, although Tenant is not obligated to surrender any furniture, fixtures, or equipment that it has replaced and may remove any replacement items.

12. The Lease is hereby amended by adding the following to the end of Paragraph 3:

If Landlord fails to deliver electrical service, HVAC service, sewer service or water service to the Premises as required by this Paragraph 3 (the “Critical Services”), and the unavailability of such Critical Services prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such unavailability (meaning that such unavailability is not merely a minor outage or minor inconvenience but is one that materially and adversely affects the operation of Tenant’s business), and Landlord has not commenced or is not diligently pursuing the restoration of such Critical Services within (i) twelve (12) hours (for failure to deliver electrical service) or (ii) twenty-four (24) hours (for other Critical Services) after written notice from Tenant to Landlord identifying the problem with reasonable specificity and being labeled “URGENT/IMMEDIATE ACTION REQUIRED” in all capital letters and stating that, if Landlord has not commenced or is not diligently pursuing the restoration of such Critical Services by the end of such twelve (12) or twenty-four (24) hour period, Tenant intends to undertake Tenant’s Self-Help Work (defined below), then Tenant shall be entitled to restore such Critical Services, upon and subject to the following terms and conditions. Landlord shall provide Tenant from time to time with at least one telephone number for Landlord and at least four telephone numbers for Landlord’s Property Manager for Tenant’s use in contacting Landlord and its Property Manager in the event of an interruption or unavailability of a Critical Service. Any such restoration by Tenant is referred to as “Tenant’s Self-Help Work.” Tenant’s Self-Help Work may be undertaken only by competent engineers and technicians who are insured at commercially reasonable levels for the work being undertaken. Before beginning any Tenant’s Self-Help Work, Tenant shall provide Landlord with (i) the name and telephone number of the engineers and technicians and such party’s primary contact person, (ii) a copy of such party’s insurance policy (if such party is not an employee of Tenant), (iii) a copy of all written agreements with such party, and (iv) a written description of the work such contractor is to undertake. In lieu of having to provide items (i) through (iii) of the preceding sentence at the time the work is to be done, Tenant may deliver and maintain as current with Landlord a list of approved engineers and technicians (subject to Landlord’s approval, which Landlord shall not unreasonably withhold), copies of such parties insurance policies, and copies of all written agreements with such parties. At Landlord’s request, such Tenant’s Self-Help work shall carried out in coordination with Landlord. Tenant’s Self-Help Work shall be carried out and completed in a commercially reasonable manner which shall not in any way interfere with Landlord’s insurance coverage therefor or any service contracts or warranties. Tenant shall pay all costs and expenses for Tenant’s Self-Help Work, subject, to reimbursement as set forth below and shall not allow any mechanics’ or materialmen’s liens on account of Tenant’s Self-Help Work. Tenant shall prosecute all Tenant’s Self-Help Work diligently until completion and shall complete all Tenant’s Self-Help Work in a good and workmanlike manner. Tenant shall repair any damage or injury to the Premises, the Building, or the Land that occurs as a result of Tenant’s Self-Help Work. Tenant shall indemnify and hold Landlord, and its respective officers, directors, employees and agents harmless from, and reimburse Landlord for and with respect to, all claims, demands, actions, damages, loss, liabilities, judgments, costs and expenses, including without limitation, attorneys’ fees and court costs which are suffered by, recovered from or asserted against Landlord and arise from or in connection with any of Tenant’s Self-Help Work. Provided that such repairs are completed as set forth above in a good and workmanlike manner, free of liens, and with no unrepaired or uncompensated damage or injury to the Premises, the Building or the Land, Landlord shall reimburse Tenant for the lesser of (A) Tenant’s actual, reasonable, out-of-pocket costs therefor or (B) the amount Landlord’s contractor would have charged for such work, within 30 days after delivery to Landlord of a reasonably detailed invoice and, if requested by Landlord, receipts, bills paid affidavits, and appropriate releases of liens, failing which default interest shall accrue thereon from the date due until the date paid at ten percent (10%) per annum.

13. Tenant has the right to use the existing Kohler and Olympian auxiliary diesel generators located outside the Building (but not the base Building generator), but Landlord makes no representation or warranty (except that Landlord warrants it owns such items) with respect to the quality, fitness for particular use, or merchantability of any such generators, and Tenant accepts them as-is and in their current condition. Tenant shall maintain and repair such generators, at its sole cost and expense. Upon termination of this Lease, such generators shall be surrendered to Landlord in the same condition as they were delivered to Tenant, reasonable wear and tear excepted.

14. Section 1(h) of the Lease is deleted in its entirety and replaced with the following:

“Sole Permitted Use”: Subject to Paragraph 14 and other relevant provisions of this Lease,

general office use, consistent with a reputable office building, which Landlord agrees and acknowledges shall not prohibit the use of the Premises for a “call center” or any other telemarketing use that does not increase the number of persons occupying the Premises to more than eight hundred sixty (860) persons allocated to the various floors in the Building in a manner that the mechanical and structural design of the Building will reasonably allow.

15. Landlord and Tenant each waive the right to re-measure the Premises and the Building as set forth in Paragraph 9 of the Lease.

16. The last sentence of Paragraph 12 of the Lease (identifying portions of the Premises that may be locked with keys that are not in Landlord’s master system) is amended to add the portions of the Premises located on the 5th floor and to reflect that the “Human Resources offices” shall be located on the 1st floor.

17. Rider 101 (Tenant’s Option to Renew) is amended to change the annual Base Rental for the second renewal term from “100% of the Prevailing Building Rate” to “95% of the Prevailing Building Rate” (subject, as stated in Rider 101, to increase if the Parking Structure is constructed pursuant to Paragraph 2(f) of the Lease).

18. Landlord and Tenant ratify and confirm their respective obligations under the Lease, and represent and warrant to each other that, as of the date hereof, to their actual knowledge they have no defenses thereto. Additionally, each of Landlord and Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) each such party has no claims, counterclaims, set-offs or defenses against the other arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

19. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

[SIGNATURES ARE ON SEPARATE PAGES]

EXECUTED to be effective as of the date shown above.

LANDLORD:

AGF VALLEY VIEW, LTD.,
a Texas limited partnership

By:	Skyrise Properties, LLC, a Texas limited liability company, its sole General Partner

	By:	/s/ LEORA AZOULAY
Leora Azoulay-Lesh Vice President of Skyrise Properties, LLC

TENANT:

MONITRONICS INTERNATIONAL, INC.,
a Texas corporation

By:	/s/ Stephen M. Hedrick
Name:	Stephen M. Hedrick
Title:	Vice President - Finance

Exhibit “A-1”

Suite 100

Attached

SUITE 100
FIRE CONTROL
STAIRS
MEN
MAIL
WOMEN
D.F's
ELEC.
STAIRS
FEC
BUILDING ENGINEER
MECH
HOUSE KEEPING
SUITE 100

Suite 100 [Cross Hatched Area]

ONE VALLEY VIEW PLACE

2350 VALLEY VIEW LANE, FARMERS BRANCH, TX

1ST FLOOR

Managed and Leased by:

FOBARE COMMERCIAL

7920 BELT LINE ROAD - SUITE 175 - DALLAS, TX. 75254 972/458-7585 - FAX 972/458-0267

January 14, 2005

Exhibit “A-2”

Suite 200

Attached

Suite 200 [Cross Hatched Area]

ONE VALLEY VIEW PLACE

2350 VALLEY VIEW LANE, FARMERS BRANCH, TEXAS

2ND FLOOR

Managed and Leased by:

FOBARE COMMERCIAL

7920 BELT LINE ROAD - SUITE 175 - DALLAS, TX. 75254 972/458-7585 - FAX 972/458-0267

NOVEMBER 17, 2004

Exhibit “A-3”

Suite 500

Attached

Suite 500 [Cross Hatched Area]

ONE VALLEY VIEW PLACE

2350 VALLEY VIEW LANE, FARMERS BRANCH, TEXAS

5TH FLOOR

Managed and Leased by:

FOBARE COMMERCIAL

7920 BELT LINE ROAD - SUITE 175 - DALLAS, TX. 75254 972/458-7585 - FAX 972/458-0267

NOVEMBER 17, 2004

Exhibit “A-4”

Suite 250

Attached

Suite 250 [Cross Hatched Area]

ONE VALLEY VIEW PLACE

2350 VALLEY VIEW LANE, FARMERS BRANCH, TEXAS

2ND FLOOR

Managed and Leased by:

FOBARE COMMERCIAL

7920 BELT LINE ROAD - SUITE 175 - DALLAS, TX. 75254 972/458-7585 - FAX 972/458-0267

January 14, 2005

Exhibit “B”

Furniture, Fixtures, and Equipment

in the Expansion Space

Chairs - 69

Conference tables - 1

File cabinets - 59

Cubes w/workstations - 40

Offices w/workstations - 17

6’ tables - 3

UPS Systems - 3

Battery Racks - 2

Liebert Units challenger 2 - 2

Phone Switch - 1

Parts

12 Connor Rods

30 Wall Rods

12 - 4’ Panels

10 - 5’ panels

48 - 3’ panels

2 book shelves

10 - 2 drawer files

15 shelves

3 - 5’ table tops

26 miscellaneous table tops

5 overhead cabinets